EXHIBIT 99.1

Kingold Jewelry, Inc. Issues Open Letter to Shareholders

WUHAN CITY, China, May 2, 2011 /PRNewswire-Asia/ -- Kingold Jewelry, Inc. (“Kingold” or the “Company”) (NASDAQ:KGJI), one of China's leading manufacturers and designers of 24-karat gold jewelry and ornaments, today released an open letter to shareholders from the Company’s Chairman, Zhihong Jia, discussing Kingold’s platform for sustainable growth and dedication to strong corporate governance.

Dear Kingold Shareholders,

I am writing to thank you for your ongoing commitment to Kingold Jewelry, especially during the challenging current market environment for reverse mergers (“RTOs/reverse takeovers”) of China based operating companies that trade on United States exchanges.  The problems that have surfaced among China RTOs appear to emanate largely from failures in corporate governance practices and, in a few cases, reflect blatant fraud.  In the hope of allaying any concerns you may have, I would like to review ways in which Kingold has built a solid platform for sustainable growth while maintaining rigorous corporate governance standards.

Kingold operates a sustainable, low risk business model.

We have established a market leading position in China’s gold jewelry industry, which only opened to the private sector in 2002.  Unlike many of our peers who are conglomerates or who operate in the broader non-gold jewelry category, Kingold focuses exclusively on 24-karat gold products.  Furthermore, we have specialized in design and manufacturing, rather than branching out into wholesale distribution and retailing businesses.  We have placed a strong emphasis on product quality and serving our valued customers.  Importantly, we have not made a single acquisition to date and we plan to continue on an organic growth strategy going forward.

We are proud of our progress in developing our new line of investment-oriented gold products as well as our line of proprietary MGold brand jewelry.  We believe our current capital base and cash flow are sufficient to meet our near-term capital requirements.

A major benefit of our business model is a low level of accounts receivable.  We set the price for our products at the time a customer places a purchase order, we then buy the gold to produce the products ordered and are paid in full when we deliver the finished goods to the customer.  Kingold had less than $1.2 million of accounts receivable as of December 31, 2010, a negligible amount for a business that generated $523 million in 2010 revenues.

Kingold is dedicated to transparency and strong financial and operational controls.

Our business model is inherently transparent as Kingold produces only 24-karat gold products and we purchase our gold exclusively from the Shanghai Gold Exchange (the “Exchange”). All these purchases can be independently verified. In addition, some of our gold is supplied by our customers for customized production. In 2010, we produced a total of 26 tons of gold products, of which approximately 14.7 tons of gold was purchased from the Exchange and 11.3 tons was supplied by customers.

Moreover, our tax records in China are transparent and match the numbers reported in the United States.  As a result of our focused business model, the fair market value of our inventory, which is comprised entirely of 24-karat gold, can be easily determined.

Finally, stringent financial controls are a company-wide priority, from the ground up to our Board of Directors (“Board”), and finally to me. We recently hired a well-regarded consulting firm in China to bolster our internal controls and 404 compliance who conducted an in-depth review of our internal control over financial reporting and continues to support us regarding financial controls. When we had an issue with a non-cash stock compensation expense resulting from the issuance of 100,000 shares of restricted common stock that was previously disclosed, we hired a Big 4 accounting firm to evaluate the effect of the expense on our financial statements which resulted in a de minimis charge. Our decisive action demonstrates our commitment to achieving a very high standard of corporate governance. Our goal is to have the best corporate governance of any Chinese company listed on a U.S. exchange.

Kingold has a dedicated management team and board of directors.

I started Kingold shortly after liberalization of the jewelry industry in 2002; I was attracted to the sector as a result of my previous experience managing gold mines on behalf of the PRC army. I have worked hard to surround myself with the best possible team to help me realize what I believe to be a unique opportunity, that of becoming the undisputed leader in China’s 24-karat gold jewelry manufacturing industry.

The day to day operations of Kingold are managed by our general manager, Bin Zhao, an industry veteran with close to 20 years of experience, together with a highly skilled team of professionals. Our CFO, Bin Liu, has more than 15 years of global capital markets experience and, before joining us, served as a vice president of Citigroup’s Financial Institution Cards business.  I have no family members involved in any aspect of Kingold’s business nor do I have any other businesses.

Kingold also is distinguished by a strong Board with independent directors that include Professor H. David Sherman, a U.S. Certified Public Accountant who serves as Chairman of our audit committee. Since 1985, Dr. Sherman has been a Professor at Northeastern University, College of Business. In addition, Dr. Sherman, who earned his MBA and doctorate at the Harvard Graduate School of Business Administration, was on the faculty of the MIT Sloan School of Management, an Adjunct Professor of INSEAD (France) and an Adjunct Professor of Tufts Medical School, Department of Public Health. He also served as an Academic Fellow at the Securities and Exchange Commission from 2004 through 2005. Our other independent directors are Binnan Zhang, Vice President and Secretary-General of the China Gold Association and a Director of the Beijing Gold Economic Research Center, and Xaixiao Xu, Director of Cinda Securities Co., Ltd. in Beijing.

We invite inquiries from shareholders who have an interest in better understanding our business and also welcome prospective investors, analysts and other interested parties to visit our facility and management team in Wuhan, to see first-hand the quality of our 24-karat gold manufacturing operations. If you are interested in reviewing our Chinese tax records and/or our gold purchases from the Exchange, please contact our CFO, Bin Liu, on 212-509-1700 or by e-mail at bl@kingoldjewelry.com to set up an appointment.

In conclusion, we want to be known as a very open and transparent company, led by a management team dedicated to operational excellence and building shareholder value.  We will work hard together with our Board to ensure that investors are provided with sufficient information to enable them to differentiate Kingold from other companies with weaker fundamentals.

We remain optimistic that Kingold will be among the first companies to be recognized as representing outstanding value among rapidly growing Chinese companies recently listed in the United States.

Thank you for taking the time to read this letter.

Yours sincerely,

Zhihong Jia
Chairman & CEO

About Kingold Jewelry, Inc.:

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry and ornaments sold by weight. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. Sales have grown from $29 million in FY 2006 to $523 million in FY 2010 with net income attributable to common stockholders growing from $1.3 million to $18.2 million over the same period. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.